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                                                                    EXHIBIT 99.1

[INTERMET LETTERHEAD]

                                                       NEWS RELEASE

                                                       For IMMEDIATE Release
                                                       Contact: Bytha Mills
                                                       INTERMET Corporation
                                                       248-952-2500


            INTERMET ANNOUNCES $175 MILLION OFFERING OF SENIOR NOTES

TROY, Mich., May 23, 2002 - INTERMET Corporation (Nasdaq: INMT) announced today that it is offering $175 million of senior notes due in 2009, to be sold through a Rule 144A offering. If the offering is completed, all of the net proceeds will be used to repay outstanding indebtedness, including the company's term loan and a portion of its revolving credit facility.

The notes will not be registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from the registration requirements of the Act. The notes will be offered and sold only to qualified institutional buyers in reliance on Rule 144A of the Act and certain persons in offshore transactions in reliance on Regulation S under the Act. This press release does not constitute an offer to sell or the solicitation of an offer to buy the proposed notes.

With headquarters in Troy, Michigan, INTERMET Corporation is a manufacturer of powertrain, chassis/suspension and structural components for the automotive industry.





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